Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

Event Date/Time: Jun 30, 2011 / 05:30PM GMT

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

C O R P O R A T E  P A R T I C I P A N T S

Cathy Lyttle
Worthington Industries, Inc. - VP of Corporate Communications and IR

John McConnell
Worthington Industries, Inc. - Chairman and CEO

Andy Rose
Worthington Industries, Inc. - VP and CFO

George Stoe
Worthington Industries, Inc. - President and COO

Richard Welch
Worthington Industries, Inc. - Controller

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

Luke Folta
Jefferies & Co. - Analyst

Mark Parr
KeyBank Capital Markets - Analyst

Michelle Applebaum
Steel Market Intellegence - Analyst

Charles Bradford
Bradford Research - Analyst

Leo Larkin
Standard & Poor's - Analyst

Richard Garchitorena
Credit Suisse - Analyst

Sal Tharani
Goldman Sachs - Analyst

Chris Olin
Cleveland Research Company - Analyst

P R E S E N T A T I O N

Operator

Ladies and gentlemen, thank you for standing by and good afternoon and welcome to the Worthington Industries fourth-quarter earnings results conference call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. (Operator Instructions).

I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Cathy Lyttle - Worthington Industries, Inc. - VP of Corporate Communications and IR

Good afternoon, everyone, and welcome to our fourth-quarter earnings conference call. As a reminder, certain statements made on this call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risk and uncertainties and could cause actual results to differ from those suggested. Please refer to the Company's fourth-quarter results news release that we issued this morning for more details on those factors that could cause actual results to differ.

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

For anyone interested in listening to this call again, a replay will be made available on our website, Worthington Industries.com.

On the call today are John McConnell, Chairman and Chief Executive Officer; George Stoe, President and Chief Operating Officer; Andy Rose, Vice President and Chief Financial Officer; Bob McMaster, Senior Financial Adviser; and Richard Welch, Controller. John McConnell will provide some opening comments.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Cathy, thank you. Welcome and thank you for joining us today. Before I turn the call over to Andy and George for more details on the results, I want to thank all of our employees who have worked so hard over the past three years to make us better through our transformation. And not just incrementally better, significantly better in many ways. I am very proud of everyone here and all that we have accomplished. Thank you. Andy?

Andy Rose - Worthington Industries, Inc. - VP and CFO

Thanks, John. Good afternoon, everyone. The Company's performance in the fourth quarter of fiscal 2011 was very good aided by volume increases in cylinders and steel and rising steel prices. Inventory holding gains resulting from the rise in steel prices contributed to our steel processing results. Management's estimate of these gains for the quarter was $0.20 per share and $0.19 per share for the full year. Gains in the prior year quarter were comparable but also included a portion attributable to the metal framing business.

Sales for the quarter were up 8% and after stripping out impairment and restructuring charges, earnings per share were up 56% compared to the prior year. For the year, sales were up 26% and earnings per share were up 74%.

Volumes were solid in the fourth quarter. Cylinder volumes were up 10% for the quarter and 6% for the year. Volumes were up 9% domestically and 20% in Europe for the quarter, reflecting a continued recovery in European manufacturing.

In steel processing, volumes during the quarter were up 20% and are up 26% for the year. Excluding the impact of acquisitions, volumes were up 6% for the quarter and 15% for the year, driven by strong toll processing business.

Equity income from our joint ventures was up 33% over last year to $25 million and all of our major joint ventures operated at a profit during the quarter. We received dividends of $12.5 million. Our latest estimate of the annual effective tax rate is 33.7%.

Net cash provided by operating activities for the quarter was $16.6 million, driven by higher earnings and partially offset by working capital requirements as steel prices rose. The Company dispersed $6.1 million for capital projects, invested $6.2 million in unconsolidated affiliates, and distributed $7.4 million in dividends to shareholders.

Capital expenditures for the year were $22 million, which was below our original estimate. CapEx is forecast to rise in 2012 to $35 million.

Higher working capital needs and the repurchase of 2.7 million shares at $21.35 earlier in the quarter increased our debt by $52 million. Our balance sheet remains strong with total debt of $383 million, cash of $56 million, and over $350 million in available debt capacity.

As you know, on March 1 we closed the transaction that resulted in the formation of ClarkDietrich, a joint venture for our metal framing business, and the acquisition of the non-automotive steel processing business of MISA Metals. As a result, our share of the income from the new metal framing joint venture is now reflected in the equity income line. This business is off to a good start, posting $2.1 million for our 25% share of quarterly earnings.

The JV is well capitalized with no debt and a cash balance of approximately $29.7 million as of May 31. The modest revenue and income reflected from metal framing this quarter is related to tolling revenue from our retained facilities to support the transition of the business to the new joint venture, and it also includes the Vinyl Corp. business that we retained and currently have for sale.

The wind down of the seven Dietrich facilities not contributed to the joint venture is proceeding ahead of schedule. On May 9, Gerstenslager was contributed to the newly formed ArtiFlex joint venture with International Tooling Solutions. From this contribution, we received a 50% ownership in the new joint venture and $25 million in cash.

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

For the quarter, we realized a net gain of $4.8 million driven primarily by the transition of Dietrich and Gerstenslager to the new joint ventures. The $4.8 million includes accounting gains resulting from the contribution of the Dietrich and Gerstenslager operations, reduced by impairment charges, severance expenses, and operating losses from the wind down of the retained assets. It also includes $4.4 million of impairment charges related to our Steelpac and stairs operations.

Despite the modest accounting gain, we expect to generate significant cash from these transactions. We have already realized $40 million from the liquidation of MISA Metals working capital. We expect an additional $5 million to $10 million from the sale of fixed assets and working capital.

At least $20 million is expected from the liquidation of the retained Dietrich assets, which includes real estate and equipment. The real estate market is proving to be more active than we anticipated.

Based on our current expectations, we will end up with at least $55 million to $60 million of cash net of severance and other cash expenses, a profitable steel processing operation with locations in Tennessee and Ohio, and a 25% interest in a leading metal framing manufacturer. We continue to feel strongly that this transaction is an excellent outcome for the shareholders of Worthington Industries.

As we have mentioned previously, our goal is to improve our Company's long-term earnings potential. We continue to evaluate and take action to optimize our portfolio of businesses by divesting assets that did not meet our goals for margin and return on capital while investing more aggressively in those that do. We believe that the combination of a better performing portfolio of businesses and a transformation capability that allows us to continually improve our performance provides a solid foundation for higher earnings as the economy continues its slow but steady recovery.

I will now pass the call on the George Stoe, who will discuss operations.

George Stoe - Worthington Industries, Inc. - President and COO

Thank you, Andy. We finished fiscal 2011 on a strong note. Demand is spotty but steady. During our fiscal fourth quarter, we transitioned from the ownership of the metal framing business to a 25% stake in the newly formed ClarkDietrich joint venture. Although demand in this segment remains weak, we had strong results for the first quarter of operations for the new joint venture.

Our plan for the consolidation of facilities is ahead of schedule and we are realizing many of the efficiencies we envisioned when we embarked on the plan to combine these two businesses. Make no mistake, commercial construction remains challenged, but we are confident that our 25% ownership in this joint venture with its significantly reduced cost structure will produce more earnings and stability.

Our steel processing segment achieved outstanding results in spite of softness in some of the market segments. The addition of the former MISA steel processing assets into Worthington Steel led to positive results during its first full quarter of our ownership. Overall, we would report that order levels remained steady.

Our steel processing transformational efforts continue to pay solid dividends. Clearly we are producing more material with fewer people, more timely deliveries, and better quality. Our recent announcement of a new pickle line in Mexico is further evidence of strength in our business and confidence that our joint venture in Mexico is performing well, with bright prospects for the future.

Our cylinders business continues to perform remarkably well. Buoyed by returning strength in the European market and continued intensity here in North America, the cylinders business had a very solid fourth fiscal quarter.

We announced last week that Harry Goussetis chose to retire after a very successful 27-year career with Worthington Industries. Harry's career with the Company started as an in-house attorney for the cylinders business, followed by a long stint as VP of Human Resources for the corporation. For the last 6 1/2 years, he has been an able steward of our cylinders business and led them to a number of successful acquisitions and strong growth in existing as well as new market segments.

Harry's contributions have been significant and his talent, instincts, intellect, and integrity will be greatly missed. We have an extraordinary stable of seasoned professionals to choose from as we look to replace Harry in the role of President of the Cylinders Business. We are confident that Harry's successor will continue with the tremendous success this business has enjoyed under Harry's tutelage.

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

Over the past several years, we have told you that one of our goals is to grow and expand the cylinders business. The strong combination of our market position coupled with less cyclicality and attractive margins are a perfect complement to the strategy we put in place the past several years. We continue to scan the globe in search of additional opportunities to leverage our operational excellence, market knowledge, and superior reputation to add to our portfolio in this market segment.

We currently have several active reviews under way, with one in particular that is imminent. Our joint ventures continue to be solid contributors to our overall success. Despite some weakness in demand for North America in April and May, WAVE continues to perform at a very high level. Our newest JV, ArtiFlex, combines our former Gerstenslager segment with ITS to perform a strong entity with varied capabilities in die making with large blanking expertise.

Our new cylinder JV in India is off to a good start as we look to grow and expand our presence in the alternative energy arena. We continue to focus our energies on operational excellence, improving our margins, decreasing volatility, and profitable worldwide growth.

I will now turn the call back to John McConnell for his closing comments.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Thank you, George, and thank you, Andy. Yesterday, our Board moved to increase our shareholders value by increasing our dividend and replenishing the number of shares available for repurchasing. Both actions are indicative of our confidence in the future and our commitment to our shareholders.

I have been telling you that that I was proud of our employees and our performance. While we have come a very long way in improving our performance in virtually every aspect, we are far from finished.

To open fiscal 2012, we have transitioned our transformation, which was largely embedded in steel processing, and shifted those resources and accumulated knowledge into our newly formed corporate centers of excellence. It is through the centers that we will lock in our gains and continue to drive the organization forward. The centers will establish common key performance indicators between steel, cylinders and WAVE from which the best practices will be identified, shared, implemented, and evolved.

As our transformation team proved to be very effective in the integration of Gibraltar and MISA acquisitions, the centers will continue to play a critical role in acquisitions going forward. In the process, the centers will identify areas in which we can learn from an acquired company and where the new company -- newly acquired company can be improved by our established library of best practices.

While we are proud of our work, but we are not satisfied. We know our work is never done. There is no finish line to cross. It is continual thoughtful improvement.

At this point, we will be happy to take any questions that you may have.

Q U E S T I O N  A N D  A N S W E R

Operator

(Operator Instructions) Luke Folta, Jefferies & Co.

Luke Folta - Jefferies & Co. - Analyst

Good afternoon, guys. Congratulations on all the improvement over the last few years. We just wanted to ask a couple of questions here. Andy, I think did you say that you had about $0.20 in inventory holding gains in the quarter?

Andy Rose - Worthington Industries, Inc. - VP and CFO

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

That's correct. It is all related to (multiple speakers)

Luke Folta - Jefferies & Co. - Analyst

I had a couple -- when I try to reconcile that into your reported results, if I strip that inventory holding gain out of the steel segment, I gets to it looks like it was about just over $22 million impact which would bring your EBIT per ton in that segment down to roughly $21. Given the increase that we've seen in volumes here, I'm having trouble reconciling why we might see an adjusted decline sequentially.

Andy Rose - Worthington Industries, Inc. - VP and CFO

One of the drivers inside of that is likely to be an increase in toll volumes, which are lower margins, but I'd have to go back and look at it, Luke, to give you an exact answer. I'm sorry -- just George pointed out, which I think is another good point, the impact of the MISA Metals transaction, which is lower margin business, would also drive down that margin number.

Luke Folta - Jefferies & Co. - Analyst

Okay, just on the Pressure Cylinders segment, can you give us a sense of what utilization rates look within the major product categories in that business?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

When you say utilization rates, are you talking about capacity utilization or do you mean where we are with market penetration or what --?

Luke Folta - Jefferies & Co. - Analyst

I guess I'm trying to get a sense of -- I know your results in the US versus Europe have differed materially over the last years or so and I just wanted to get a sense of how far recovered we are in those various businesses?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

North America has remained strong for the last couple of years and continues to be very strong. Europe as you know went down sharply particularly -- mainly in the high-pressure arena, which is the largest European segment. But has definitely been recovering throughout the last 12 months. George, if you want to put any more color on that.

George Stoe - Worthington Industries, Inc. - President and COO

Yes, Luke, it's still not back to where it was pre-recession, but certainly as the results indicate, we have greatly improved the European operations particularly in the high-pressure business in Austria.

Luke Folta - Jefferies & Co. - Analyst

And when we think about margins longer term in that business, it looks like we've seen a nice improvement here in the fourth quarter. Do you think we get back to the 12% to 15% EBIT margins that we saw in the last cycle? If so, is this really driven more by volume or price recovery?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

I would answer that by saying it's largely driven by mix and which products are moving at any given time, some are higher margin than others. So you get back into -- I'm not sure exact timeframe you're looking back to when you referenced 15% margins, but I would assume that that was back when our European cylinder high-pressure operation was running at peak.

Since then, a number of other -- capacity has been expanded. We were able to increase our margins because there was a shortage of cylinders and we were able to deliver very quickly to people relative to what other people were doing and that situation has changed.

Also going forward it's going to depend on what additions we make to the cylinder company and I think we have some very attractive opportunities from a margin standpoint.

Luke Folta - Jefferies & Co. - Analyst

Thanks and just lastly on WAVE, can you give us a sense of what your backlog looks like there and what you are expecting volumes to be over the next few quarters?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I can't answer what their current backlog is. I know that there's some softness on the construction market right now. George is probably more familiar with -- do you know what the backlog is at the moment?

George Stoe - Worthington Industries, Inc. - President and COO

Not the exact backlog. Certainly John is correct, Luke, that as I mentioned in my comments in April and May, their volume dropped off some, but I think one of the encouraging things is historically they have been about 65% remodeling and about 35% on new construction. And during the current period, the remodeling percentage has inched its way up closer to 75% to 80%. That has helped their volumes as commercial construction has weakened somewhat.

Luke Folta - Jefferies & Co. - Analyst

Great, guys. Thank you very much.

Operator

Mark Parr, KeyBanc.

Mark Parr - KeyBank Capital Markets - Analyst

Thanks very much. Good afternoon. I had a couple of questions. One, John, you had talked about your -- the new plan to expand the sharing of best practices throughout the organization. I'm --- you've have been through this process for a number of years and I would just like to get your assessment of how far along in the process are you as far as really getting or maximizing --? I guess maximizing is not the right word, but how far along in the process are we? How much incremental cost reduction or improvement should we be looking for out of Worthington in next year or two?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Well, I am certainly not going to try to quantify the latter part of that for you. This is really something we just started. It's going to evolve over time. Let me try and answer this way. In the steel company, where again the transformation was really embedded and focused, I would say it's a fairly mature process. It's deeply embedded and that is it is just going to keep running on its own looking for ways to improve.

As we move this over, we will start a diagnostic at Cylinders for instance in July. It will be the first one there. And WAVE, as they come in and we start really examining how they are running their safety programs, what the results are, how are we getting productivity there, what's their OEE, and comparing it with steel and getting all three of those companies working together, I am confident we're going to find a lot of good things there.

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

So bringing in two well performing companies into the mix and comparing how we're getting things done and looking for new ideas because around the centers, we will be bringing in the head of safety from all three organizations and walking through what they do. So there will also be a lot of conversation and exchange going on and let them participate in building what the KPIs look like and how they are going to measure different things so that they are fully vested when we start to get this really going.

It may be up to two years until this really binds the kind of rhythm that will be very effective. It will have -- it will be effective acquisition integrations, and other things immediately, and as volume returns, that will also help them keep their eye on the ball in driving things forward.

So we are very excited about it. It's just beginning and therefore that's why it's kind of hard to quantify what the economic expectations are here.

Mark Parr - KeyBank Capital Markets - Analyst

All right, if I could ask another question, typically the May quarter represents a strong seasonal outcome for you. And a lot of the reason the August quarter goes down again historically has to do with the July vacation shutdowns for the automotive marketplace. I'd just like to get your assessment of how that process is unfolding and how much of a seasonal impact would you expect relative to the May quarter?

Again, I know you won't quantify, but could you give us some hints and maybe say we expect it to be in line, less than, more than what would be a normal seasonal effect?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Clearly, and you have all talked about and heard and read about the disruption from Japan as far as the supply chain goes and effects from the tsunami, clearly having an impact over and above the shutdowns and the normal cycle.

I can't exactly -- again, I can't tell you how much more but clearly somewhat more. We remain optimistic that most of the automotive forecasts are saying that they will recover the lost volumes as a result of that going into the latter half of the calendar year. So --

Mark Parr - KeyBank Capital Markets - Analyst

John, do you have any sense of how much this tsunami impacted the May quarter? Was there a measurable impact that you could see?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I don't believe so.

Mark Parr - KeyBank Capital Markets - Analyst

Okay.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I think it's -- really didn't start maybe sometime in May but we couldn't feel it that much. You know, the effects are going to be in July and August.

Mark Parr - KeyBank Capital Markets - Analyst

All right, so you would look -- if there was going to be a negative impact on the business, are you talking about a positive impact for (multiple speakers)?

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I'm talking about a negative impact.

Mark Parr - KeyBank Capital Markets - Analyst

So you would expect to see it in July and August as opposed to April and May?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

That most of it is already gone, yes. I think the worst of it is in front of us and we will see what happens. Again, we remain very optimistic though over the course of the year on how that plays out.

Mark Parr - KeyBank Capital Markets - Analyst

Okay, all right.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I think overall the impact was probably less than everyone was concerned about to begin with. I would throw that in.

Mark Parr - KeyBank Capital Markets - Analyst

Okay, terrific. Thanks. I will get back into, but thanks for that color.

Operator

Michelle Applebaum, The Steel Market.

Michelle Applebaum - Steel Market Intellegence - Analyst

Steel Market Intelligence. Great quarter and all the strategic initiatives, buybacks and dividends and global and Mexico, it's just all fabulous stuff. I love to have a chance to be writing about corporate initiatives instead of talking about the industry operating rate. So congratulations on everything. I know I've told you I never say congratulations, but I am saying it here, so you know how much that means, John, more than anyone.

So I wanted to ask one question about Mexico. That's a really big 500,000 tons, that's a really big facility and obviously things are moving fast there. I'm curious, do you expect that region to become more steel short as we move forward? Because I know at one point Hylsa or Ternium was going to put in another Hylsa mill.

And then the second part of that question is they are doing the finishing end of that with Nippon and do you think there's meaningfulness of Nippon coming into that market now? Do you think that there's going to be a new steel mill coming in that market or do you think that's going to be an opportunity for the US to export, etc., etc.?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I'm not sure. I'm going to let George address what we may know about the future mill capacity, but we are very confident is that independent pickling is very short in Mexico, which is why we were very confident in making this move. But George?

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

George Stoe - Worthington Industries, Inc. - President and COO

Michele, I think we have heard the same rumors that you have regarding Ternium and their plans down there. Obviously nothing specific has been decided yet, but I think we're just going to have to watch that carefully. But obviously the business down there is growing and expanding at a fairly rapid pace. Lots of companies are locating there and we see great opportunities for the future down there.

As you know, we had two facilities before that we -- when we JV'd with the Serviacero folks and built the new facility in Monterrey just a couple of years ago, and that has been operating at a great way for us. We brought it in under budget and ahead of schedule and they have operated since the day they opened without having a safety incident of any kind and their volumes are continuing to grow and expand.

Michelle Applebaum - Steel Market Intellegence - Analyst

So any new capacity that comes in would potentially be even a customer for your pickling, but obviously there's a dearth of that high quality value add in today's market there, right?

George Stoe - Worthington Industries, Inc. - President and COO

Yes.

Michelle Applebaum - Steel Market Intellegence - Analyst

Okay, all right, so no -- nothing definitive on the front-end of the Ternium thing. So then my next question is, the $0.20, you confused me and I'm glad you put it up front so then I had to do the math. You said that $0.20 a share was due to inventory holding gains.

Andy Rose - Worthington Industries, Inc. - VP and CFO

Correct.

Michelle Applebaum - Steel Market Intellegence - Analyst

Okay. So that is after-tax, right?

Andy Rose - Worthington Industries, Inc. - VP and CFO

Yes.

Michelle Applebaum - Steel Market Intellegence - Analyst

So if I gross it up, it comes out to about $20 million for the quarter.

Andy Rose - Worthington Industries, Inc. - VP and CFO

Yes, slightly more.

Michelle Applebaum - Steel Market Intellegence - Analyst

Okay, so I am assuming you put that in the beginning of your release for a reason. You don't give guidance and I know steel prices stopped going up somewhere around April, right? So the holding gains will be minimized going into the summer months. So if I take that out, I get about a 4% EBIT margin in your steel business. So are you kind of saying that's a normalized number if it weren't for the run-up in steel prices, that's where you would have been?

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

Andy Rose - Worthington Industries, Inc. - VP and CFO

That's -- what we are really trying to show is what sort of the core earnings are excluding the benefit or negative impact if there would be one in terms of the movement in steel prices. We have a lot of initiatives in our company where we are trying to minimize that impact, but at the same time, we also believe that because of the transformation and the good work that has been done over the last couple of years that we do have the ability to expand our core margins in the steel processing business. But that's hard to see when you've got FIFO going quarter to quarter up and down.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

And again, Andy pointed this out earlier, but I think it's -- I can't quantify its overall impact, but I wouldn't say MISA as a steel processing business, the contracts we inherited there were very, very low. So it clearly had some influence over what the overall margins appeared to be for the quarter.

Michelle Applebaum - Steel Market Intellegence - Analyst

And now that MISA is part of Worthington, they don't have to write contracts like that anymore.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

That would be correct.

Michelle Applebaum - Steel Market Intellegence - Analyst

Looking into the next quarter -- I almost said fourth -- I meant first. If I was thinking flat steel prices, that normalized 4% number for EBIT margins is a good number? I'm sorry for doing this.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

That's fine. Andy?

Andy Rose - Worthington Industries, Inc. - VP and CFO

I don't know exactly how to answer that question. We don't give guidance in terms of what margins would be. So (Inaudible - microphone inaccessible) for passing on that one.

Michelle Applebaum - Steel Market Intellegence - Analyst

Okay, then can I ask one more? On the -- so you sell a lot of automotive and there's two different things I want to know about that. One is, one of the mills who doesn't have much iron ore is saying that they are successfully getting passed through contracts and all new contracts that they are writing with their customers, but they are not saying if they are getting $1 of the iron ore increase or the full increase.

So I am wondering if and how that's impacting you? And then the second part to that same question was, there's all this noise in government issues and politics and environment with the Thyssen slab mill in Brazil and threats to shut it down. I'm wondering if you are a customer with TK Alabama I imagine already and if that concerns you or if you are having any issues there?

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I can't obviously speak for the mill side of that and what percentage of their increases or decreases they are giving or passing along either way. I would answer to say that it is having no impact that I am aware of with our purchasing of steel.

We have bought material from TK, found it to be very good, continue to test and do trials with them, and I am not aware of any concern we have with that operation, whether here or in Brazil. George, have you heard anything to the contrary?

George Stoe - Worthington Industries, Inc. - President and COO

No, there's been talk about problems down in Brazil, but the mill here continues to go through the process of ramping up to get to full capacity eventually. As John says, we got some material in from them over probably the last nine months and we found it to be good material of high quality and continuing to improve every time we see it.

Michelle Applebaum - Steel Market Intellegence - Analyst

Great, great. I would expect that of them. Thanks so much and congratulations again.

Operator

Charles Bradford, Bradford Research.

Charles Bradford - Bradford Research - Analyst

Good afternoon. I would like to speak a little bit or talk a little bit more about the automotive side. We are hearing that some of the automobile companies might be reducing their forecasts, if you will, for the current quarter beyond what they had expected and some of the mills are now taking their forecasts down. What are you hearing?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I kind of -- I think that's what said earlier, that I expect the next couple of months ahead of us to be a little weaker than the ones we have just finished.

Charles Bradford - Bradford Research - Analyst

Okay, I thought you were referring more to maybe the transplants.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

No, the parts -- you find them in almost every automobile made in one form or another. The parts coming out of Japan are supplying all three of the Detroit domestics.

Charles Bradford - Bradford Research - Analyst

In looking at some of the other restarts and new capacity that has come online, have you seen anything yet from Sparrows Point? Maybe I understand too early to see product, but are you seeing offers? Are they being reasonable in pricing?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

Again, I am certainly not going to discuss Mill's pricing strategies or what they are doing. I can tell you with a facility in Baltimore, Ohio -- excuse me, there is a Baltimore, Ohio, by the way -- but Baltimore, Maryland, we are thrilled to see that back up and moving forward, as it was and will be a key supplier to our Baltimore facility.

Charles Bradford - Bradford Research - Analyst

Thank you.

Operator

Leo Larkin, Standard & Poor's.

Leo Larkin - Standard & Poor's - Analyst

Good afternoon. Could you give us guidance for depreciation and also interest expense?

Andy Rose - Worthington Industries, Inc. - VP and CFO

Yes, interest expense should stay pretty constant relative to the current run rate next year, moving up and down modestly based on what our revolver does. But as you know, we have said historically our revolver rates are very low. So not a big change. The biggest bulk of our interest expense comes from the two fixed rate, the longer-term issues.

And then depreciation should be pretty similar as well. I think we are running about $60 million right now, though.

Charles Bradford - Bradford Research - Analyst

Thank you.

Operator

Richard Garchitorena, Credit Suisse.

Richard Garchitorena - Credit Suisse - Analyst

Great, thanks, and congratulations on a good quarter. Most of my questions have been answered, but just a couple of things I wanted to touch on. On the Pressure Cylinders, I noticed that operating margins were up sequentially to 10% and metal margins were higher. Is a lot of that -- part of it related to the cost of the transformation plan initiatives potentially?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

There certainly are parts of it. We have certainly approached -- we price our products differently. We buy our products differently, and all of those things have an accumulative positive impact. I won't tell you that some of it is not market conditions and as we improve in delivery and other aspects of customer service, I think we earn the right in some customers' mind to maintain and grow their volumes.

Leo Larkin - Standard & Poor's - Analyst

Great. And then you also talked about the next few months being a little weaker. That was primarily on the steel processing. Can you talk a little bit about Pressure Cylinders? I know there is seasonality there, but what do you see in that generally speaking in terms of the marketplace there?

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

John McConnell - Worthington Industries, Inc. - Chairman and CEO

You're correct in my mind, we are speaking mainly of steel processing. George, do you want to put any color on this?

George Stoe - Worthington Industries, Inc. - President and COO

Richard, we don't really see much change in the cylinders business. As John mentioned earlier, we have really been on a very good run in that business for the last three years. We have added some new products into the portfolio in there and we are looking again to continue to try to grow and expand that business. It has been strong and we expect it to continue to stay strong.

Richard Garchitorena - Credit Suisse - Analyst

Great. Is the improvement in Europe or in the US or is it across the board?

George Stoe - Worthington Industries, Inc. - President and COO

Certainly the biggest improvement has been year-over-year in Europe because of the significant downturn we had in the high-pressure business in Austria, and that has come back in a strong way, not back to the pre-recession levels, but certainly much better than it had been for the last probably 18 months.

Richard Garchitorena - Credit Suisse - Analyst

Okay, great. Thank you.

Operator

Sal Tharani, Goldman Sachs.

Sal Tharani - Goldman Sachs - Analyst

Thank you very much. You sell some of the stuff on the contracts also. Is it safe to assume that you will actually get a -- despite the spot market prices going down, you will actually see some uptick in part of your business?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Andy or George?

Andy Rose - Worthington Industries, Inc. - VP and CFO

I'm not sure I followed you there, Sal.

Sal Tharani - Goldman Sachs - Analyst

You sell some of the stuff which are indexed to like CRU I believe, so you had mentioned in the past and I was wondering if even despite the spot market prices coming down, would part of your business actually get a higher price going into the fourth -- into the first fiscal quarter?

Andy Rose - Worthington Industries, Inc. - VP and CFO

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

I see what you're saying, yes. So we sell spot. We sell monthly. We sell quarterly, and so --

George Stoe - Worthington Industries, Inc. - President and COO

Some of those, Sal, are based on previous quarter prices for the next quarter, so some of that business going into the next quarter will be at the higher levels that were in the previous quarter.

Sal Tharani - Goldman Sachs - Analyst

And how much was your tolling in this quarter? What percentage was tolling?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

We will probably have to look. We are talking a few single-digit percentage points would be my guess.

Sal Tharani - Goldman Sachs - Analyst

Okay, and I have a couple of questions on (multiple speakers) -- sorry, I have a couple of questions on the cash flow statement. You have a joint venture transaction of $21.7 million of outflow while your joint venture benefit in the P&L was about $10.5 million. Can you reconcile what is the difference here?

Andy Rose - Worthington Industries, Inc. - VP and CFO

The joint venture benefit --?

Sal Tharani - Goldman Sachs - Analyst

I mean you have a P&L income of $10.5 million about in the income statement? (multiple speakers) 10.363436 is a joint venture transaction in the P&L in your income statement, I mean.

Richard Welch - Worthington Industries, Inc. - Controller

You're talking about that on the P&L there's a $10 million gain in there for joint venture transactions, correct?

Sal Tharani - Goldman Sachs - Analyst

Yes, but if I look at the cash flow statement, there's an outflow of $21.7 million, similar headline, similar item you mentioned, joint venture transactions. I just wanted to understand what is the difference between the two?

Richard Welch - Worthington Industries, Inc. - Controller

It is a non-cash transaction related -- we are backing those back out in the cash flow statement.

Sal Tharani - Goldman Sachs - Analyst

You are backing out a lot more than what you got in the income statement. I just want to understand what was the reason for that?

Richard Welch - Worthington Industries, Inc. - Controller

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

Included in -- in the cash flow statement what we are reflecting is we are backing out what the non-cash impact is. So the difference is the non-cash impact.

Sal Tharani - Goldman Sachs - Analyst

Okay, and the last thing is that you made about $25 million you report for the equity income line in your income statement. Distribution was much less; it looks like you're backing out only $12.3 million. Is it the joint ventures are holding back more money or you think you will receive in the future or are they spending something on their own CapEx or something?

Andy Rose - Worthington Industries, Inc. - VP and CFO

Yes, it could be a combination of any of those. Most of our dividend income on a consistent basis comes from WAVE and they are the largest of the contributors from the JVs. Some of our other joint ventures are earlier in their development or keep some of that cash on their balance sheet. So at some point in the future, we would expect distributions but it's less predictable than with WAVE.

Sal Tharani - Goldman Sachs - Analyst

Okay, great. Thank you very much.

Operator

Mark Parr, KeyBanc.

Mark Parr - KeyBank Capital Markets - Analyst

Thanks very much. Again, I don't want to beat this point to death but I guess a couple of the previous questions had talked about the gain on inventory carrying in the May quarter of a little more than $20 million. And I just -- did you -- I'm just kind of curious, did you answer that you expect the August quarter to have no gains or that there would be $20 million less or did you not answer that question that way?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

I did not answer that question. I'm not even sure it was asked. No, we did not.

Mark Parr - KeyBank Capital Markets - Analyst

All right, thank you.

Operator

Chris Olin, Cleveland Research.

Chris Olin - Cleveland Research Company - Analyst

Good afternoon. I just have two maintenance questions. Most of mine have been asked. The first was back to that inventory gain question. Was there anything realized within the joint ventures in terms of a gain?

Andy Rose - Worthington Industries, Inc. - VP and CFO

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

There's nothing that we have included in that number that we gave you related to the joint ventures. So I would tell you on the metal framing side in the numbers that we produced there, there's no gain embedded there. So if there were, it would be only at WAVE. I shouldn't say only at WAVE, but most likely WAVE and potentially Serviacero.

Chris Olin - Cleveland Research Company - Analyst

Okay, and given all the changes to the steel processing portfolio, what is your leverage to auto now in terms of like a percentage of volumes or anything like that?

George Stoe - Worthington Industries, Inc. - President and COO

It's still, Chris, close to 50%, a little bit less than that now.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

In the steel business.

Chris Olin - Cleveland Research Company - Analyst

And that's mostly big three type of business, right?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Correct.

Chris Olin - Cleveland Research Company - Analyst

That's all I got. Thanks a lot, guys.

Operator

(Operator Instructions). With no further questions coming in, I will turn it back to the presenters for any closing comments.

John McConnell - Worthington Industries, Inc. - Chairman and CEO

Well, thank you all again very much for joining us. We will continue to keep our head down and plow here and we have a good acquisition pipeline out in front of us. As George said, we have one that is close, so we continue to expect good things. We continue to think the economy as we have said before will grow. It could be somewhat uneven but it is going to show continued growth as we go forward.

Thank you again for joining us. Have a good day.

Operator

Ladies and gentlemen, this conference is available for replay. It starts today at 3.30 p.m. Eastern time and will last until July 7 at midnight. You may access the replay at any time by dialing 800-475-6701 or 320-365-3844. The access code is 206338. (Operator Instructions).

That does conclude your conference for today. Thank you for your participation. You may now disconnect.

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Final Transcript
Jun 30, 2011 / 05:30PM GMT, WOR - Q4 2011 Worthington Industries Inc Earnings Conference Call

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